UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 22, 2013

SPHERIX INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.
On November 22, 2013, Spherix Incorporated (the “Company”) established a series of preferred stock as Series D-1 Convertible Preferred Stock by the filing of a Certificate of Designation of Preferences, Rights and Limitations of Series D-1 Convertible Preferred Stock in the State of Delaware. Each share of Series D-1 Preferred Stock is convertible into ten (10) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series D-1 Convertible Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 9.99%, in the aggregate, of the issued and outstanding shares of the Company’s common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D-1 Convertible Preferred Stock.

The foregoing description of the Series D -1 Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Designation of Preferences, Rights and Limitations of Series D-1 Convertible Preferred Stock, which is filed as Exhibit 3.1 hereto and which is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series D-1 Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 29, 2013

SPHERIX INCORPORATED

/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer